Exhibit 99.1

Canadian Pacific and Kansas City Southern Close Into Voting Trust

KANSAS CITY, Mo., Dec. 14, 2021—Kansas City Southern (NYSE: KSU) (“KCS”) today announced the completion of its sale to Canadian Pacific Railway Limited (TSX: CP, NYSE: CP) (“CP”). The transaction represents an enterprise value of approximately USD$31 billion. KCS stockholders will receive 2.884 CP common shares and $90 in cash for each share of KCS common stock held and $37.50 in cash for each share of KCS preferred stock held.

Immediately upon the closing of the acquisition, the shares of KCS were placed into a voting trust with Dave Starling, former KCS President and CEO, appointed as the Voting Trustee. The Voting Trust, which ensures KCS will operate independently of CP, will remain in effect until the U.S. Surface Transportation Board (“STB”) issues its decision on the companies’ joint railroad control application. The STB’s approval of CP’s control of KCS would create Canadian Pacific Kansas City Limited (“CPKC”), the only single-line railroad linking the United States, Mexico and Canada. The STB review of CP’s proposed control of KCS is expected to be completed in the fourth quarter of 2022.

“Today is a historic day for our two iconic companies,” said Keith Creel, CP President and Chief Executive Officer. “CPKC will become the backbone connecting our customers to new markets, enhancing competition in the U.S. rail network, and driving economic growth across North America while delivering significant environmental benefits. We are excited to reach this milestone on the path toward creating this unique truly North American railroad.”

“As a Board and management team, we are proud of the countless contributions and achievements of all those who work for Kansas City Southern,” said Patrick J. Ottensmeyer, KCS President and Chief Executive Officer. “We are excited for the possibilities that will open to us through this combination with CP and we look forward to our next chapter.”

Expected benefits from the business combination will not be realized until the STB approves CP’s control of KCS’ railroads. Upon obtaining control approval from the STB, the two companies expect to achieve full integration over the ensuing three years, unlocking the benefits of the combination.

For information on the benefits of a CP-KCS combination, visit FutureForFreight.com.

Advisors

BMO Capital Markets and Goldman Sachs & Co. LLC are serving as financial advisors to Canadian Pacific. Sullivan & Cromwell LLP, Bennett Jones LLP and the Law Office of David L. Meyer are serving as legal counsel. Creel, García-Cuéllar, Aiza y Enríquez, S.C. are serving as Mexican legal counsel to Canadian Pacific. Evercore is serving as the Canadian Pacific Board’s financial advisors and Blake, Cassels & Graydon LLP is serving as the Board’s legal counsel.

BofA Securities and Morgan Stanley & Co. LLC are serving as financial advisors to Kansas City Southern. Wachtell, Lipton, Rosen & Katz, Baker & Miller PLLC, Davies Ward Phillips & Vineberg LLP, WilmerHale, and White & Case, S.C. are serving as legal counsel to Kansas City Southern.

FORWARD LOOKING STATEMENTS AND INFORMATION

This news release includes certain forward looking statements and forward looking information (collectively, “FLI”) to provide KCS stockholders and potential investors with information about CP, KCS and their respective subsidiaries and affiliates, including each company’s management’s respective assessment of CP, KCS and their respective subsidiaries’ future plans and operations, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “will”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the realization of anticipated benefits and synergies of the CP-KCS transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the transaction and other disruptions arising from the transaction; changes in business strategy and strategic opportunities; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; potential changes in the CP share price which may negatively impact the value of consideration paid to KCS stockholders; the ability of management of CP, its subsidiaries and affiliates to execute key priorities, including those in connection with the transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; North American and global economic growth; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; ability to achieve commitments and aspirations relating to reducing greenhouse gas emissions and other climate-related objectives; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de Mexico, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; and the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by CP and KCS with Canadian and U.S. securities regulators, including any proxy statement, prospectus, material change report, management information circular or registration statement to be filed in connection with the transaction. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements” in CP’s and KCS’s annual and interim reports on Form 10-K and 10-Q. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this news release is expressly qualified in its entirety by these cautionary statements.

ABOUT CANADIAN PACIFIC

Canadian Pacific (TSX: CP) (NYSE: CP) is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit www.cpr.ca to see the rail advantages of CP. CP-IR

ABOUT KCS

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada. More information about KCS can be found at www.kcsouthern.com.

For more information, please contact:

Kansas City Southern

Media

C. Doniele Carlson

Tel: 816-983-1372

dcarlson@kcsouthern.com

Investment Community

Ashley Thorne

Tel: 816-983-1530

athorne@kcsouthern.com